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                             ACTIVEWORLDS.COM, INC.

                        INCENTIVE STOCK OPTION AGREEMENT


         THIS AGREEMENT, effective as of January 22, 1999 (the "Effective Date") is between Activeworlds.com, Inc., a Delaware corporation (the "Corporation"), and Richard F. Noll of ____________________________________ (the "Optionee").

                                    RECITALS

         The Corporation and the Optionee desire to enter into an agreement providing for the grant by the Corporation to the Optionee of incentive stock options to purchase shares of the Corporation's common stock, $.001 par value (the "Common Stock"). All shares of Common Stock pursuant to this Agreement issued upon the exercise of all or any portion of the options granted hereunder and all shares of Common Stock hereafter acquired by the Optionee, hereinafter are referred to in this Agreement as "Employee Stock".

         The options granted hereunder are granted pursuant to the Activeworlds.com, Inc. 1999 Long-Term Incentive Plan, a copy of which is attached hereto as Exhibit A (the "Plan"), and are intended to be considered "incentive stock options" thereunder, and are subject in all respects to the provisions of the Plan and the Code (as defined below) concerning "incentive stock options." This Agreement is subject to the terms of the Plan and in the event of any inconsistencies between the Plan and this Agreement, the Plan will control. Capitalized terms used herein not otherwise defined herein shall have the same meaning as in the Plan.

         The parties agree as follows:

         1. Award of Option. Subject to the terms and conditions set forth in this Agreement and the Plan, the Corporation hereby grants to Optionee options to purchase from the Corporation up to Fourteen Thousand (14,000) shares of the Corporation's Common Stock upon payment to the Corporation of an exercise price equal to Fifty-Five cents ($0.55) per share (with each such right to purchase a share of Common Stock hereunder being referred to as an "Option"). Each Option granted hereunder shall if otherwise vested or exercisable entitle the Optionee to purchase one (1) share of Common Stock. Each Option being granted hereunder is intended to qualify as an "incentive stock option" within the meaning of
Section 422(b) of the Internal Revenue Code of 1986, as amended, and under the regulations promulgated thereunder or under any legislation which is passed as a successor thereto (collectively the "Code"). If any Option or shares of the Corporation's Common Stock acquired upon exercise of any Option are held for the holding periods specified for Incentive Stock Options under the Code and the Plan, they will be given favorable tax treatment. The Optionee should consult with his or her tax advisor concerning the tax aspects of this Option award, its exercise and the subsequent sale of the shares acquired.



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         2. Term and Termination of the Option.

                  2.1 Term. Unless any Option issued hereunder terminates pursuant to subsection 2.2. or is subject to accelerated vesting pursuant to
Section 3, such Option is or will become exercisable and will vest in accordance with Schedule 1 attached hereto and incorporated herein.

                  2.2 Termination of Option. In the event that the employment of the Optionee with the Corporation is terminated for any reason, the Optionee may exercise Options granted hereunder, with respect to the number of shares for which the Optionee is on that date vested, within three (3) months after the date of such termination; provided, however, that:

                  (i) If such termination is because of the Optionee's death or disability, then such Options may only be exercised with respect to the number of shares for which the Optionee is vested at the date of termination and by the Optionee, the Optionee's legal representative or a person who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Optionee, as the case may be (hereinafter such person is referred to as the "Optionee"), within one (1) year after the date of Optionee's termination on account of death or disability. In the event of an exercise under the terms of this subsection by someone other than the original Optionee, appropriate proof of such person's authority to act on behalf of the Optionee or his or her estate must be provided to the Corporation.

                  (ii) If Optionee's employment is terminated for "cause" all Options issued hereunder shall terminate immediately.

                  (iii) If Optionee's employment is terminated on or before the fifth anniversary of this Agreement other than for the reasons set forth in subsections (i) or (ii) of this Section 2.2, the Optionee shall be entitled to exercise all Options issued hereunder which remain unexercised to the extent such Options have vested at such time.

                  (iv) In no event (including by death of the Optionee) may any Options granted hereunder be exercised after the fifth anniversary of this Agreement.

         For purposes of this Agreement, "cause" shall mean the occurrence of any of the following events: (i) the termination of the Optionee's Employment Agreement, if any, pursuant to its terms due to a breach of such agreement by the Optionee; (ii) Optionee's refusal or intentional failure to carry out the reasonable directives of the Board of Directors or Officers of the Corporation;
(iii) Optionee's habitual gross neglect of a substantial portion of his duties with the Corporation; or (iv) the Optionee's criminal activity, including but not limited to action involving fraud, theft, or embezzlement.


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         3. Acceleration. Notwithstanding the provisions of section 2.1 hereof, the Options granted hereunder shall immediately become fully vested and exercisable with regard to all Fourteen Thousand (14,000) shares upon the occurrence of one of the following events (such events are hereinafter collectively referred to as the "Transfer"): (i) the sale of all or substantially all of the assets of the Corporation; or (ii) the sale of in excess of ninety-percent (90%) of the issued and outstanding stock of the Corporation. The purpose and the intent of this subsection is to permit the Optionee to participate in such Transfer with respect to all shares obtainable pursuant to the Options. The Corporation will provide the Optionee with thirty
(30) days advance written notice of any such Transfer so as to enable the Optionee to exercise the Options granted hereunder. Any exercise pursuant to this subsection shall be contingent and effective upon the closing or consummation of the transaction giving rise to acceleration hereunder.

         4. Exercise Procedure. The Optionee, or the legal representative of the Optionee's estate upon the occurrence of any event contemplated by section 2.2, may exercise any Options granted hereunder by giving written notice of exercise of such Options to the Corporation at its principal office on the Notice of Exercise form annexed hereto as Exhibit B to this Agreement. Such notice shall state the number of Options being exercised and shall be accompanied by a payment in an amount equal to the product of the number of whole shares which are issuable upon the exercise of such Options multiplied by the exercise price per share (the "Exercise Price"). Such Exercise Price shall be payable either:
(i) in cash or by certified or cashier's check, (ii) by transfer to the Corporation by the Optionee, or his or her Legal Representative, of such quantity of Common Stock of the Corporation owned by the Optionee as has an aggregate Fair Market Value, as of the date such Options are exercised, equal to such Exercise Price, or (iii) by a combination of (i) and (ii).

         5. Lapse. Subject to the provisions of Section 2 and Section 3, all Options granted hereunder shall lapse and be of no further force or effect on or after the fifth anniversary of the Effective Date if they are not exercised before such anniversary.

         6. Transfer of Option Prohibited. The Options granted hereunder may not be sold or otherwise transferred by the Optionee except by will or by the laws of descent and distribution and during the lifetime of the Optionee, may be exercised only by the Optionee. These Options are being granted on the condition that any Employee Stock issued hereunder shall be for investment purposes only, and not with a view to resale or distribution. At the time of the exercise of any Options, the Optionee shall execute such documents as the Corporation may require to implement the foregoing conditions and to acknowledge the Optionee's familiarity with restrictions on the resale of the shares under applicable securities laws.


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         7. No Rights as Shareholder. Before the exercise of any Options granted hereunder and the subsequent issuance of shares of Common Stock certificates, the Optionee will have no rights as shareholder of the Corporation with respect to any shares subject to the Options.

         8. Dilution Protection. If the Corporation shall at any time pay a stock dividend or distribution on its Common Stock or if the Corporation shall at any time split, subdivide or combine the outstanding shares of its Common stock, the number of shares for which the Options granted hereunder may be exercised and the exercise price per share shall be adjusted proportionately. Any such adjustments shall be effective as of the record date for the split, subdivision or combination.

         9. Termination of Restrictions. The restrictions on the transfer of Employee Stock will continue until such time as the class of shares of the Corporation's capital stock of which comprise the Employee Stock is registered under the Securities Exchange Act of 1934, as amended.

         10. Legend. The certificates representing the Employee Stock will bear a legend similar to the following:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN INCENTIVE STOCK OPTION AGREEMENT BETWEEN ACTIVEWORLDS.COM, INC. AND THE ORIGINAL HOLDER HEREOF, A COPY OF WHICH MAY BE OBTAINED AT ACTIVEWORLDS.COM, INC.'S PRINCIPAL PLACE OF BUSINESS.

         11. Definition of Employee Stock. For the purposes of this Agreement, Employee Stock shall continue to be Employee Stock in the hands of any holder other than the Optionee (except for the Corporation and purchasers after the restrictions on transfer have terminated pursuant to Section 9), and each such other holder of Employee Stock will succeed to all rights and obligations attributable to the Optionee as holder of Employee Stock hereunder. Employee Stock will also include shares of the Corporation's capital stock issued with respect to shares of Employee Stock by ways of stock split, stock dividend or other recapitalization.

         12. Right to Call the Employee Stock. Subject to the holding period requirements contained in the Code and the Plan, the Corporation, or following any sale referred to in subsection (iii) hereof, its successor corporation, shall have the right to repurchase all of the Employee Stock within sixty (60) days following the occurrence of one of the following events: (i) the sale of all or substantially all of its assets; (ii) the acquisition by an investor, other than those persons who were shareholders of the Corporation on the date of execution of this Agreement, of at least two thirds of the issued and outstanding shares of capital stock of the Corporation, or (iii) the merger of



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the Corporation into another corporation such that the Corporation is not the surviving corporation. The Corporation shall provide notice to the Optionee of its intent to exercise this right in writing which notice shall include the per share purchase price for the Employee Stock which shall be equal to the price paid by the third party investor for each share of Common Stock in the transaction that triggers the right to call (which in the case of an acquisition of assets or merger shall be the aggregate purchase price divided all outstanding shares of Capital Stock of the Corporation).

         13. Notices. Any notice provided for in this Agreement must be in writing, and shall be deemed given when delivered by hand delivery, or one day after deposit with a reputable overnight delivery service, or three days after deposit in the United State mail, certified, return receipt requested, postage prepaid, and addressed as follows:

                To the Corporation:   4 Middle Street
                                      Newburyport, Massachusetts 01950

                To the Optionee:      At the most recent address available
                                      in the Corporation's employment records.

         14. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability will not affect any other provision, and this Agreement shall be reformed and construed as if such invalid provision had never been contained herein.

         15. Complete Agreement. This Agreement embodies the complete agreement and understanding of the parties and supersedes and pre-empts any prior understandings, agreements or representation, written or oral, between the parties, which may have related to the subject matter hereof in any way.

         16. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of the Optionee, the Corporation, and their respective successors and assigns.

         17. Choice of Law; Venue. All questions concerning the construction, validity and interpretation of this Agreement, will be governed by the laws of the Commonwealth of Massachusetts, without regard to the conflict of law rules thereof. All disputes arising hereunder shall be resolved by a court of competent jurisdiction located in the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the parties have executed this Agreement under seal on the date first written above.

                                     ACTIVEWORLDS.COM, INC.


                                     -----------------------------------------
                                     Richard F. Noll, President


                                     OPTIONEE:


                                     -----------------------------------------
                                     Richard F. Noll





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                                   SCHEDULE 1

                             ACTIVEWORLDS.COM, INC.

                         TERM AND EXERCISE OF THE OPTION

         All Options being granted hereunder shall vest and become exercisable over a period of five (5) years from the Effective Date of this Agreement at the rate of one-fifth (1/5) of the total number of shares for which the Options may be exercised per year with such vesting to occur on the same day of each year as the Effective Date commencing on the Effective Date of this Agreement and continuing on each annual anniversary of the Effective Date up to the fourth annual anniversary of the Effective Date.






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                                    EXHIBIT A

                             ACTIVEWORLDS.COM, INC.

                            LONG-TERM INCENTIVE PLAN


                                  See Attached


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                                    EXHIBIT B

                             ACTIVEWORLDS.COM, INC.

                        INCENTIVE STOCK OPTION AGREEMENT

                               NOTICE OF EXERCISE

         The undersigned employee of Activeworlds.com, Inc. (the "Corporation"), pursuant to the Activeworlds.com, Inc. 1999 Long-Term Incentive Plan (the "Plan"), and pursuant to an Incentive Stock Option Agreement dated as of ________________________________, hereby agrees to purchase from the Corporation
__________(1) shares of common stock, $.001 par value per share, of the Corporation ("Employee Stock") at an exercise price of $__________ per share.

Optionee:____________________________________________________________________
            First                      Middle                     Last
           (Print name exactly as it will appear on your stock certificate)

Social Security Number: _________-________-__________

Address:_____________________________________________________________________

         The undersigned Optionee has delivered the following consideration to the Corporation in exchange for the Employee Stock:

(1)      $________________ in cash or by certified or bank cashier's check;

                  and/or

(2) _________________ shares of the Corporation's common stock, $.01 par value per share, having a fair market value (as defined in the Plan) of $________________ as of _____________________________.


                                         ----------------------------------
                                         (Optionee:  Signature)
                                         Name:
Date:    __________________

---------------------------
         (1) No less than 100 shares may be purchased at one time unless the number purchased is the total number that may then be purchased under the Option.